Exhibit 99.1

Enjoy Technology Announces Third Quarter 2021 Financial Results

Company added nearly 50% more stores in North America versus the prior year as it continues to scale and prepare for the Smart Last MileTM launch

Significant new commitments from existing partners reinforce Enjoy’s opportunity to bring valuable experiences to even more customers around the world

Palo Alto, CA – November 11, 2021 – Enjoy Technology, Inc. (“Enjoy” or the “Company”) (NASDAQ: ENJY, ENJYW), a technology-powered service platform reinventing “Commerce at Home,” today announced financial results for the third quarter and nine months ended September 30, 2021.

Commenting on the Company’s financial results, Enjoy’s CEO Ron Johnson stated, “I am incredibly proud of our team’s success adding nearly 50% more stores in North America during a challenging labor market as we prepare for significant growth and continue to scale the next disruptive channel in commerce. Revenue was up 13% year-over-year and 39% for the first nine months of 2021, despite inventory shortages during the last month of the quarter. We are building Enjoy for the long term and are excited to meet the growing opportunities presented by our partners. Having now successfully completed the business combination with Marquee Raine Acquisition Corp. (“MRAC”), Enjoy will use its additional resources to scale its business further, while continuing to deliver industry-leading customer engagement and meet the growing demand for ever-faster delivery of products, services and support.”

Mr. Johnson continued, “Our partners have asked us to expand our service footprint to approximately 100 markets in North America as fast as possible during 2022, add new visit types and accelerate rollout of the Smart Last Mile™. We believe these growing commitments demonstrate Enjoy’s groundbreaking opportunity to bring highly valuable ‘Commerce at Home’ experiences to even more customers around the world.”

Third Quarter 2021 Business Highlights

•	Announced Enjoy’s Smart Last MileTM solution in North America, to provide both in-home retail experiences and to-the-door deliveries

•	Announced plans to expand to a total of approximately 100 markets in North America during 2022

•	Expanded Live Catalog to an additional North American partner following the successful launch of this smart, merchandising platform

•	Expanded strategic partnership with Apple to a total of 14 markets, now making Enjoy’s services available to approximately 67 million consumers

•	Launched cross-partner selling of Apple services across all U.S. markets

•	Added over 130 daily mobile stores year-over-year, building scale and supporting Enjoy’s expansion with strategic partners

•	Completed business combination with MRAC and raised additional capital to help accelerate our growth and retire debt

Year-to-Date and Third Quarter Financial Results

Enjoy generated year-to-date global revenue of $58.8 million for the first nine months of 2021, an increase of 39% year-over-year. Third quarter global revenue was $18.6 million, an increase of 13% year-over-year. Third quarter revenue and mobile store profitability were negatively impacted by approximately $4 million due to product supply constraints.

Third Quarter and First Nine Months 2021 Consolidated Summary

(Dollars in thousands except Daily Mobile Stores amounts)	Nine Months Ended September 30, 2021	Change vs. Nine Months Ended September 30, 2020		Three Months Ended September 30, 2021	Change vs. Three Months Ended September 30, 2020
Total Revenue	$58,798	39.3%		$18,588	13.4%
North America	$48,912	49.4%		$16,235	28.6%
Europe	$9,886	4.2%		$2,353	(37.6)%
Daily Mobile Stores Added (year-over-year)	181	44.6%		134	29.3%
North America	150	51.0%		150	47.5%
Europe	31	27.7%		(16)	(11.3)%
Daily Revenue Per Mobile Store*	$367	(3.2)%		$342	(12.1)%
North America	$403	(0.7)%		$379	(12.7)%
Europe	$254	(17.5)%		$203	(29.5)%
Mobile Store Profit/(Loss)	$(18,251)	(222.2)%		$(8,435)	(529.9)%
Mobile Store Margin	(31.0)%	(17.6	) pp	(45.4)%	(37.2	) pp
Net Income/(Loss)	$(149,797)	(88.5)%		$(54,372)	(89.3)%
Adjusted EBITDA	$(112,310)	(51.0)%		$(43,152)	(60.8)%

*	2020 mobile store results are not directly comparable to 2021, as interim fee structures from several of Enjoy’s business partners were in place during a period of substantial retail store closures.

A reconciliation of the non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Updated 2021 Outlook

Enjoy is updating its revenue outlook for 2021 to a range of $80 - $90 million due to inventory constraints of recently launched key smartphones and limited visibility on near-term receipts. The low end of the updated revenue outlook assumes no improvement in product availability and the high end assumes improved product availability.

As of the end of Q3, Enjoy remained on track to meet its prior 2021 revenue guidance. Enjoy’s initial smartphone launch quantities were higher than prior year and sold through rapidly. However, starting in October, receipts were significantly below plan due to industry-wide supply disruptions. This has been reducing the Company’s revenue compared to plan by approximately $2 - $2.5 million per week.

Mr. Johnson added, “While disappointed in the inventory constraints, I am pleased that we successfully hired to achieve our mobile store footprint plans, we launched the Smart Last MileTM and the underlying demand for Enjoy’s services remains strong. We are committed to maintaining our first-mover advantage and remain confident in our ability to achieve our 2022 revenue target.”

Additional investor materials are available on the Investor Relations section of our website at Enjoy.com/investors.

About Enjoy Technology

Enjoy Technology is a technology-powered platform reinventing “Commerce at Home” to bring the best of the store directly to the customer. Enjoy has formed multi-year commercial relationships with the world’s leading consumer brands to bring the products, services and subscriptions their customers love through the door directly in the comfort and convenience of their homes. Co-founded by former Apple executive Ron Johnson, Enjoy has pioneered a new retail experience that can do everything a traditional retail experience offers, but better, through its mobile stores. Enjoy currently operates in the United States, Canada and the United Kingdom. Headquartered in Palo Alto, CA, Enjoy is leading the reinvention of “Commerce at Home.” To learn more about Enjoy, please visit: www.enjoy.com/.

Conference Call

The Company will host a conference call today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results and current business initiatives. The call will be accessible by dialing +1 (844) 200-6205 toll-free in the U.S. and +1 (833) 950-0062 in Canada, or +1 (929) 526-1599 for all other locations, access code 216449. A live audio webcast will also be available at investors.enjoy.com or by clicking this link.

A replay of the conference call will be available until November 24, 2021 by dialing +1 (866) 813-9403 toll-free in the U.S. and +1 (226) 828-7578 in Canada or +44 204 525 0658 for all other locations, access code: 209538. A replay of the webcast will be available on Enjoy’s investor relations website.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. This press release contains information, such as Adjusted EBITDA, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for or superior to GAAP results. Enjoy’s management believes that Adjusted EBITDA provides relevant and useful information to management and investors to assess its performance to that of prior periods for trend analyses and for budgeting and planning purposes. Adjusted EBITDA is a supplemental measure of Enjoy’s performance that is neither required by nor presented in accordance with GAAP. This measure is limited in its usefulness and should not be considered a substitute for GAAP metrics such as loss from operations, net loss, or any other performance measures derived in accordance with GAAP and may not be comparable to similar measures used by other companies. Adjusted EBITDA is defined as net income (loss), adjusted for income taxes, interest expense, interest income and other income or expense, unrealized loss on long term convertible debt, depreciation and amortization, stock-based compensation and one time transaction related costs. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by Enjoy’s management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, Enjoy’s management presents non-GAAP financial measures in connection with GAAP results.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, the demand for our products, services and support, our ability to invest in our platform for future growth, and our ability to deliver on our long-term strategy. All statements other than statements of historical fact contained in this release, including statements regarding Enjoy’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on Enjoy’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause Enjoy’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding Enjoy’s business, the economy and other future conditions.

In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in Enjoy’s filings with the Securities and Exchange Commission.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for Enjoy’s to predict those events or how they may affect Enjoy. If a change to the events and circumstances reflected in Enjoy’s forward-looking statements occurs, Enjoy’s business, financial condition and operating results may vary materially from those expressed in Enjoy’s forward-looking statements. Except as required by applicable law, Enjoy does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investors

Scott L. Anderson

Vice President of Investor Relations

scott.anderson@enjoy.com

858-229-7063

Media

Abernathy MacGregor

Tom Johnson and Dan Scorpio

tbj@abmac.com / dps@abmac.com

917-747-6990 / 646-899-8118

Enjoy Technology, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September		Nine months ended September 30,
	2021	2020	2021	2020
Revenue	$18,588	$16,393	$58,798	$42,218
Operating expenses:
Cost of revenue	27,023	17,732	77,049	47,882
Operations and technology	24,179	18,549	64,934	47,173
General and administrative	13,480	8,359	36,378	25,174

Total operating expenses	64,682	44,640	178,361	120,229

Loss from operations	(46,094)	(28,247)	(119,563)	(78,011)
Loss on convertible loans	(7,015)	—	(26,242)	—
Interest expense	(1,441)	(336)	(4,258)	(979)
Interest income	1	36	5	275
Other income (expense), net	82	(164)	378	(738)

Loss before provision for income taxes	(54,467)	(28,711)	(149,680)	(79,453)
Provision for income taxes	(95)	8	117	22

Net loss	$(54,372)	$(28,719)	$(149,797)	$(79,475)

Other comprehensive loss, net of tax
Cumulative translation adjustment	(217)	369	(321)	54

Total comprehensive loss	$(54,589)	$(28,350)	$(150,118)	$(79,421)

Net loss per share, basic and diluted	$(0.83)	$(0.46)	$(2.33)	$(1.29)

Weighted average shares used in computing net loss per share, basic and diluted	65,880,464	61,881,132	64,379,599	61,716,744

Enjoy Technology, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$28,709	$58,452
Restricted cash	5,494	5,494
Accounts receivable, net	2,552	4,544
Prepaid expenses and other current assets	2,526	2,774

Total current assets	39,281	71,264

Property and equipment, net	15,292	14,074
Intangible assets, net	892	967
Other assets	14,422	4,905

Total assets	$69,887	$91,210

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,230	$3,222
Accrued expenses and other current liabilities	20,365	17,897
Short-term debt	5,686	2,105
Short-term convertible loans, at fair value (related party carrying value of $0.5 million)	96,302	—

Total current liabilities	129,583	23,224

Long-term debt, net of discount	38,966	41,578
Long-term convertible loans, at fair value (related party carrying value of $20.0 million)	54,715	86,357
Redeemable convertible preferred stock warrant liability	359	806

Total liabilities	223,623	151,965

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK	368,692	353,692
STOCKHOLDERS’ DEFICIT
Common stock	1	1
Additional paid-in capital	48,739	6,601
Accumulated other comprehensive income	563	884
Accumulated deficit	(571,730)	(421,933)

Total stockholders’ deficit	(522,427)	(414,447)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$69,887	$91,210

Enjoy Technology, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(149,797)	$(79,475)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,938	2,270
Stock-based compensation	3,560	1,340
Net amortization of premium on short-term investments	—	36
Accretion of debt discount	969	260
Revaluation of warrants	(447)	392
Foreign currency transaction loss	89	94
Loss on convertible loans	26,242	—
Changes in operating assets and liabilities:
Accounts receivable	1,986	8,404
Prepaid expenses and other current assets	238	(24)
Other assets	(1,402)	(382)
Accounts payable	687	(295)
Accrued expenses and other current liabilities	886	3,208

Net cash used in operating activities	(114,051)	(64,172)

Cash flows from investing activities:
Purchases of property and equipment	(2,330)	(5,820)
Purchases of short-term investments	—	(3,226)
Maturities of short-term investments	—	25,700

Net cash (used in) provided by investing activities	(2,330)	16,654

Cash flows from financing activities:
Proceeds from convertible loan	75,200	—
Proceeds from issuance of redeemable convertible preferred stock	15,000	—
Proceeds from the exercise of stock options	1,796	204
Proceeds from issuance of PPP loan	—	10,000
Payment of TPC loan	—	(3,174)
Payment of deferred transaction costs related to merger	(4,973)	—

Net cash provided by financing activities	87,023	7,030

Effect of exchange rate on cash, cash equivalents and restricted cash	(385)	22
Net decrease in cash, cash equivalents and restricted cash	(29,743)	(40,466)
Cash, cash equivalents and restricted cash, beginning of year	63,946	66,014

Cash, cash equivalents and restricted cash, end of year	$34,203	$25,548

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$3,239	$933
Supplemental disclosure of non-cash investing and financing activity:
Non-cash interest	$1,019	$46
Property and equipment included in accounts payable	$937	$206
Deferred transaction costs included in accounts payable	$1,514	$—
Deferred transaction costs included in accrued expenses	$1,432	$—
Gain on extinguishment of convertible debt	$36,782	$—

Enjoy Technology, Inc.

Reconciliation of GAAP To Non-GAAP Financial Measures

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(54,372)	$(28,719)	$(149,797)	$(79,475)
Add back:
Interest expense	1,441	336	4,258	979
Other (income) expense	(82)	164	(378)	738
Provision for income taxes	(95)	8	117	22
Depreciation and amortization	1,056	939	2,945	2,272
Stock-based compensation	1,650	466	3,560	1,340
Unrealized loss on convertible loans	7,015	—	26,242	—
Transaction-related costs	236	—	748	—
Deduct:
Interest income	(1)	(36)	(5)	(275)

Adjusted EBITDA	$(43,152)	$(26,842)	$(112,310)	$(74,399)